UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 22, 2021

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 25, 2021, Repro Med Systems, Inc. d/b/a KORU Medical Systems (the “Company”) issued a press release announcing certain preliminary unaudited financial results for the year ended December 31, 2020, as well as the resignation of Don Pettigrew, its President and Chief Execuive Officer, and the appointment of James M. Beck as interim Chief Executive Officer as described in Item 5.02 below. A copy of the press release is filed herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, except as shall be expressly set forth by reference in such filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of Chief Executive Officer and Appointment of interim Chief Executive Officer

On January 22, 2021, Donald B. Pettigrew, President and Chief Executive Officer, resigned his employment effective immediately.

Also on January 22, 2021, James M. Beck, currently serving as a director, was appointed as Chief Executive Officer on an interim basis. Mr. Beck will remain a director, and Robert Allen, also currently a director, will replace Mr. Beck as Chairman of the Compensation Committee.

Mr. Beck has more than 30 years of healthcare services and distribution general management experience. Mr. Beck most recently served as Executive Chairman of Medical Specialties Distributors (MSD), a leading service solution provider serving the home infusion, home medical equipment, and oncology markets, from 2016 to 2018 and a director from 2007 to 2018. He previously served as President and Chief Executive Officer of MSD from 2007 to 2016. Prior to joining MSD, Mr. Beck held various executive and management positions with leading healthcare companies such as American Hospital Supply/Baxter Healthcare, AMSCO International, Spectrum Healthcare, and SHPS Health Management Solutions.

The press release dated January 25, 2021 announcing the events described in this Item 5.02 is attached hereto as Exhibit 99.1.

In connection with Mr. Pettigrew’s resignation, he entered into a Separation and General Release Agreement with the Company wherein the parties agreed that the Company will continue to pay Mr. Pettigrew his base salary and healthcare benefits for twelve months, and Mr. Pettigrew has forfeited all right to exercise his vested incentive stock options. Mr. Pettigrew will have the right to exercise 1,000,000 of his non-qualified stock options for a period of 90 days. The agreement contains a mutual general release of claims and other customary terms.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: January 25, 2021	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer